                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement"), effective as of December 31, 2001, is made and entered into by and between FLOWERS FOODS, INC., a Georgia corporation ("Flowers") and G. ANTHONY CAMPBELL, an individual resident of Georgia (herein referred to as the "Employee"):

                                  WITNESSETH:

                  WHEREAS, Flowers desires to retain Employee to serve in the capacity of Director of Governmental Affairs to Flowers, upon the terms and conditions hereinafter set forth; and

                  WHEREAS, Employee desires to enter into this Agreement with respect to Employee's services upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, Flowers and Employee agree as follows:

         1. Resignation. Flowers and Employee agree that Employee has voluntarily resigned as Secretary and General Counsel and director of Flowers and in all other officer positions relating to any affiliate of Flowers as of December 31, 2001 (the "Effective Date"). After the Effective Date, Employee's employment with Flowers shall be governed solely by this Agreement.

         2. Termination of Prior Agreements. Flowers and Employee mutually agree that any and all employment, separation or similar agreements between Flowers and Employee (and/or any of their respective affiliates) prior to the date hereof are hereby terminated effective on the Effective Date, it being understood that the 2001 Nonqualified Stock Option Agreement by and between Flowers and Employee (the "Option Agreement") continues in full force and effect.

         3. Employment. Flowers agrees to retain Employee, and Employee agrees to serve Flowers, for a period commencing on the Effective Date and terminating on April 30, 2005 (the "Employment Period"). Employee agrees during the Employment Period to make himself available by telephone and in person at the offices of Flowers or any other reasonable location for advice and consultation with management of Flowers on governmental affairs. Such services shall be provided at such times during normal business hours as may be mutually agreed upon by Flowers and Employee consistent with Employee's other commitments and schedule. Employee will not, during the Employment Period, engage in activities which are detrimental to the business of Flowers, and will use his best efforts to promote good relations between Flowers and the employees, shareholders, brokers, suppliers, contractors, and customers of Flowers.

         4.       Compensation.

         (a) In consideration of the services to be rendered by Employee during the Employment Period under this Agreement, Employee shall be entitled to compensation pursuant to the attached Schedule A.

         (b) In addition, Flowers shall pay or reimburse Employee, in accordance with Flowers' standard policies and procedures, for reasonable travel and other business related expenses, if any, incurred solely in the performance of his duties as an Employee.

         (c) From the Effective Date through the date of the Employee's termination on April 30, 2005, or earlier death, Employee shall have the status of a full-time salaried employee and Flowers shall provide to Employee medical, dental and life benefits (but not disability benefits) on the same basis as provided to other full-time salaried employees at the time in question. Employee shall be responsible for and pay the cost (which, to the extent practicable, shall be the cost generally applicable to similarly situated employees of Flowers) of all premiums due under such plans attributable to any covered dependents and shall promptly reimburse Flowers for any premiums paid on behalf of such dependents.

         5. Relationship Between Parties. During the Employment Period, Employee's relation to Flowers shall be that of an employee, but he shall be free to dispose of such portion of his time, energy, and skill, to the extent not obligated to devote same to Flowers pursuant to Section 3 above, as he sees fit, and to such persons, firms or corporations as he deems advisable, subject to the terms of this Agreement. During the Employment Period, Employee is not required to observe any regular hours of work for Flowers or attend any regular conferences with any personnel of Flowers, except as requested by Flowers in accordance with the terms of Section 3 of this Agreement.

         6. Company Stock Transactions. Flowers and Employee recognize and agree that any and all warrants, options or derivative securities involving Flowers common stock will remain outstanding during the Employment Period, in accordance with the respective terms of agreements covering such warrants, options or derivative securities. Furthermore, for purposes of the Option Agreement under the Flowers Foods, Inc. 2001 Equity and Performance Incentive Plan, Flowers hereby confirms that its Compensation Committee has determined that Employee's position under this Agreement is not a "demotion from the position of employment held" by the Employee prior to the date of this Agreement, and Employee agrees with such determination.

         7. Termination. The following provisions relate solely to termination of the Employee's employment during the Employment Period:

         (a) Death. Subject to Section 8 below, this Agreement shall terminate automatically upon the Employee's death.

         (b) Cause. Flowers may terminate the Employee's employment for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of dishonesty, moral turpitude or willful misconduct taken by the Employee and intended to result in substantial personal enrichment of the Employee at the expense of Flowers or any of its affiliates or which have a material adverse impact on the business or reputation of Flowers or any of its affiliates, or
(ii) repeated violations by the Employee of the Employee's obligations under
Section 3 of this Agreement which are demonstrably willful and deliberate on the Employee's part and which have a material adverse impact on the business or reputation of Flowers or any of its affiliates.

         (c) Notice of Termination. Any termination by the Employer for Cause shall be


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

communicated by Notice of Termination to the other party hereto given in accordance with Section 17 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and
(iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice).

         (d) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination by the Employee or any later date specified therein, as the case may be. If the Employee's employment is terminated by Flowers in breach of this Agreement, the Date of Termination shall be the date on which Flowers notifies the Employee of such termination.

         8. Obligations of Flowers Upon Termination. The following provisions apply only in the event the Employee is terminated during the Employment Period:

         (a) Death. If the Employee's employment is terminated by reason of the Employee's death, this Agreement shall terminate without further obligation to the Employee's legal representatives under this Agreement other than those payment amounts accrued and payable hereunder at the date of the Employee's death.

         (b) Cause. If the Employee's employment shall be terminated for Cause, Flowers shall pay the Employee any amounts then accrued and payable hereunder through the Date of Termination and shall provide the Employee, through the Date of Termination, such welfare benefits, fringe benefits, and other perquisites as were provided to the Employee immediately prior to delivery to Employee of the Notice of Termination. Flowers shall have no further obligation to the Employee under this Agreement.

         (c) Other Than for Cause. If Flowers shall terminate the Employee's employment with Flowers other than for Cause,

                  (i) Flowers shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination any amounts then accrued and payable hereunder through the Date of Termination; and

                  (ii) Flowers shall, promptly upon submission by the Employee of supporting documentation, pay or reimburse to the Employee any business-related costs and expenses paid or incurred by Employee on or before the Date of Termination or within 30 days after the Date of Termination which would have been payable under Section 4(b) if the Employee's employment had not terminated.

         9.       Standstill; Voting of Capital Stock.

         (a) Employee covenants and agrees that for the duration of the Employment Period, Employee shall not without the prior specific written consent of Flowers (i) make, or in any way participate in any solicitation of proxies with respect to any securities of Flowers, whether equity or debt securities or any direct or indirect options or other rights to acquire any such securities ("Securities") (including by the execution of action by written consent), become a participant in


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

any election contest with respect to Flowers, seek to influence any person with respect to any Securities or demand a copy of Flowers' list of its stockholders or other books and records; (ii) participate in or encourage the formation of any partnership, syndicate, or other group which owns or seeks or offers to acquire beneficial ownership of any Securities or which seeks to effect control of Flowers or for the purpose of circumventing any provision of this Agreement;
(iii) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the management, Board of Directors or policies of Flowers, or any affiliate of Flowers, or (iv) propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person or directly or indirectly, (1) any form of business combination, acquisition or other transaction relating to Flowers or any affiliate thereof,
(2) any form of restructuring, recapitalization or similar transaction with respect to Flowers or any such affiliate, or (3) any demand, request or proposal to amend, waive or terminate any provision of this Section.

         (b) Employee covenants and agrees that for the duration of the Employment Period, at all annual or special meetings of shareholders of Flowers or any written consent action to be taken by the shareholders of Flowers, Employee shall take all actions necessary to vote all shares of Flowers common stock currently owned of record or beneficially owned or hereafter directly or indirectly acquired (of record or beneficially) by Employee in a manner consistent with the recommendation of the Board of Directors of Flowers with respect to any proposal (including nominees for election of directors).

         (c) As used in this Agreement, (a) the terms or phrases "affiliate," "beneficial owner," "election contest," "equity security," "group," "participant," "person," "proxy," and "security," (and the plurals thereof) will be ascribed meanings no less broad than the broadest definition or meaning of such terms under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the rules and regulations promulgated thereunder and (b) the term "immediate family" shall mean the spouse, lineal descendant, father, mother, brother or sister of Employee.

         10.      Confidentiality.

         (a) Each of the parties to this Agreement represents and agrees that it will keep the terms, amount and facts of this Agreement completely confidential, and that it will not hereafter disclose any information concerning this Agreement to anyone other than, in the case of the Employee, his immediate family and professional representatives and, in the case of Flowers, its professional representatives, who, in each case, will be informed of and bound by this confidentiality clause; provided, however, that Employee shall be free to disclose to others any information relating to the terms, amount and facts of this Agreement to the extent Flowers discloses any such information to the public, including, without limitation, any information disclosed in Flowers' filings with the Securities and Exchange Commission and Flowers shall be permitted to disclose such information as it shall deem appropriate in its filings with the Securities and Exchange Commission.

         (b) Employee shall maintain in confidence and shall not, either during or at any time after the Employment Period, communicate or disclose to, or use for the benefit of Employee or any other person, firm, association or corporation any proprietary or confidential information, trade secret or know-how belonging to Flowers (together, the "Proprietary Information"), whether or


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

not such information is in written or permanent form. Such Proprietary Information includes, but is not limited to, techniques, processes, plans, or methods of Flowers in the manufacturing, distribution, marketing and sale of bakery products, pies, bread, or bread-type rolls, and technical and business information relating to Flowers' inventions or products, research and development, finances, existing and potential customers and suppliers, marketing, and future business plans. Notwithstanding the foregoing, the term Proprietary Information shall not include any information that was in the public domain at the time it was disclosed or subsequently becomes in the public domain, including information that is publicly known or generally utilized by others engaged in the same business or activities as that in the course of which Flowers utilized, developed or otherwise acquired such information, other than as a result of a disclosure by Employee in violation of this Agreement. Employee hereby acknowledges and agrees that the prohibitions against disclosure of Proprietary Information recited herein are in addition to, and not in lieu of, any rights or remedies that Flowers may have available pursuant to the laws of any jurisdiction or common law or judicial precedent to prevent the disclosure of trade secrets or proprietary information, and the enforcement by Flowers of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies that it may possess in law or equity absent this Agreement.

         (c) All Proprietary Information consisting of records, reports, notes, compilations or other recorded matter, and copies or reproductions thereof, relating to Flowers' operations, activities or business, made or received by Employee during the Employment Period are and shall be Flowers' exclusive property, and Employee shall keep the same at all times in his custody and subject to his control, and will surrender the same to Flowers at the termination of the Employment Period, if not before.

         11.      Non-competition Covenant.

         (a) Covenant Not to Compete. The Employee covenants and agrees that he will not compete with Flowers, directly or indirectly, by engaging in or carrying on a business that is substantially similar to the Business (as defined below) anywhere in the fifty states of the United States and the District of Columbia (the "Proscribed Territory") for the term of the Employment Period plus a period of two (2) years.

         (b) "Compete" Defined. For purposes of this Section, the term "compete" shall mean, in each case with respect to "carrying on a business that is substantially similar to the Business": (i) entering into or attempting to enter into any business substantially similar to the Business in the Proscribed Territory; (ii) calling on, soliciting, or actively taking away as a customer -
- or attempting to call on, solicit, or actively take away as a customer -- any individual, partnership, corporation, or association that was a customer of Flowers immediately prior to the date hereof for purpose of a business substantially similar to the Business; (iii) hiring, soliciting, actively taking away - - or attempting to hire, solicit or actively take away - - either on the Employee's behalf or on behalf of any other person or entity, any person serving immediately prior to the date hereof as an employee, or, to the extent not an employee, any person providing substantial services as a director or officer of Flowers, in connection with the Business; or (iv) entering into or attempting to enter into any business substantially similar to or competing in any way with the Business, either alone or with any individual, partnership, corporation, limited liability company, or other legal entity.


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

         (c) "Directly or Indirectly" Defined. For purposes this Section, the words "directly or indirectly" as they modify the word "compete" shall mean:
(i) acting as an agent, representative, consultant, officer, director, independent contractor, or employee of any entity or enterprise that is competing (as defined above) with the Business; (ii) participating in any entity or enterprise that is competing with the Business as an owner, partner, limited partner, member, manager, joint venturer, creditor, or shareholder (except as a shareholder holding less than a five-percent (5%) interest in a corporation whose shares are actively traded on a regional or national securities exchange or in the over-the-counter market); and (iii) communicating to any entity or enterprise that is competing with the Business the names or addresses or any other information concerning any past, present, or currently identified prospective client or customer of Flowers.

         (d) "Business" Defined. For purposes of this Agreement, the term "Business" shall mean the operations of Flowers, as conducted on the Effective Date of this Agreement, including, without limitation, the manufacturing, distribution, marketing and sale of bakery products, pies, bread, or bread-type rolls.

         12. Future Cooperation. During the term of this Agreement and with the exception of litigation wherein Employee is an individually-named and properly served defendant and wishes to take such actions as he deems appropriate to defend himself, Employee shall, upon request by and at the expense of Flowers, assist and cooperate with Flowers in any complaints brought or threatened by any party (other than Employee) against Flowers or any affiliate, successor or subsidiary thereof in any lawsuits, disputes, differences, grievances, claims, charges, or complaints brought or threatened by any party or brought by Flowers or any affiliate, successor or subsidiary thereof, against any party

         13. Successors Bound; Assignability. This Agreement shall be binding upon Employee, Flowers and their respective successors in interest, including without limitation, any corporation into which Flowers may be merged or by which it or all or any substantial portion of its assets or business may be acquired. This Agreement is non-assignable except that the rights, duties and obligations of Flowers under this Agreement may be assigned to any affiliate of it and to any acquiror of the business conducted by Flowers, in the event Flowers is merged, liquidated, acquired or sells substantially all of the assets used in such business.

         14. Severability. In the event that any one or more of the provisions of this Agreement or any word, phrase, clause, sentence, or other portion thereof shall be deemed to be illegal or unenforceable for any reasons, such provision or portion thereof shall be modified or deleted in such a manner as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

         15. Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof and supersedes all other agreements relating to the subject matter hereof. There are no agreements, understandings, specific restrictions, warranties or representations relating to said subject matter between the parties other than those set forth herein or herein provided.


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

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which will take effect as an original, and all of which shall evidence one and the same Agreement.

         17. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged, addressed as follows:

                  If to Employee:

                           G. Anthony Campbell, Esq.
                           101 Winslow Drive
                           Thomasville, GA  31792

                  If to Flowers:

                           Flowers Foods, Inc.
                           1919 Flowers Circle
                           Thomasville, Georgia  31757
                           Attn: General Counsel

                  with a copy to:

                           Lizanne Thomas, Esq.
                           Jones, Day, Reavis & Pogue
                           3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242

         If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail or by overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or shipped by overnight delivery service to a party in accordance with this Section and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction, or document in the United States mails or the delivery to the overnight delivery service. Any party may change its address specified for notices herein by designating a new address by notice in accordance with this Section.

         18. Remedies. Each party acknowledges that a breach by any party of the covenants contained in this Agreement cannot reasonably or adequately be compensated in damages in an action at law; and that a breach by any party of any of his or its covenants contained in this Agreement will cause the other party and their respective businesses irreparable injury and damage. By reason thereof, each party shall be entitled, in addition to any other remedies he, she


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

or it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief, without the necessity of providing any proof that monetary damages would be inadequate, to prevent or curtail any breach of this Agreement by the other party; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

         19. Amendment and Modification. This Agreement may only be amended, modified or terminated prior to the end of its term by the mutual agreement of the parties.

         20. Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.


                         [SIGNATURES ON FOLLOWING PAGE]


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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    "EMPLOYEE"



                                    /s/ G. Anthony Campbell
                                    -------------------------------------------
                                    G. ANTHONY CAMPBELL


                                    FLOWERS FOODS, INC.



                                    By: /s/ Jimmy M. Woodward
                                        ---------------------------------------
                                    Name:   Jimmy M. Woodward
                                          -------------------------------------
                                           V. P. and CFO

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

                                   SCHEDULE A
                              COMPENSATION SCHEDULE

         Compensation for the period from the Effective Date through October 5, 2002, is to be paid consistent with Flowers' then applicable payroll practices, including, without limitation, applicable withholding, and is to be based upon a per annum salary of $265,200, payable on the following dates:

         PERIOD END DATE        PAY DATE
         -------------------------------
               1/12/2002        01/17/02
               1/26/2002        01/31/02
                2/9/2002        02/14/02
               2/23/2002        02/28/02
                3/9/2002        03/14/02
               3/23/2002        03/28/02
                4/6/2002        04/11/02
               4/20/2002        04/25/02
                5/4/2002        05/09/02
               5/18/2002        05/23/02
                6/1/2002        06/06/02
               6/15/2002        06/20/02
               6/29/2002        07/05/02
               7/13/2002        07/18/02
               7/27/2002        08/01/02
               8/10/2002        08/15/02
               8/24/2002        08/29/02
                9/7/2002        09/12/02
               9/21/2002        09/26/02
               10/5/2002        10/10/02 (this check will include 1 weeks pay for
                                         last week in Sept. & 1 weeks pay for first
                                         week in Oct.)

         For the period commencing October 6, 2002 and ending on April 5, 2005, compensation of $1,000 per annum shall be paid on the following dates:

         October 1, 2003       -     $1,000.00

         October 1, 2004       -     $1,000.00

         April 1, 2005         -       $500.00